Exhibit 32.1

Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Rajiv Datar, the Chief Executive Officer of Viropro, Inc. (the "Company"), certify that to the best of my knowledge, based upon a review of this annual report on Form 10-K for the period ended December 31, 2010 of the Company (the “Report”):

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Rajiv Datar
Rajiv Datar
Chief Executive Officer

December 16, 2011